Exhibit 5.1

September 28, 2017
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, Texas 77027

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Yuma Energy, Inc., a Delaware corporation (the “Company”). We have represented the Company in connection with the Company’s filing of a registration statement on Form S-1 (File No. 333-220449) (the “Initial Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on September 13, 2017 (and amended on September 26, 2017) and declared effective by the Commission on September 28, 2017, as well as this registration statement filed in connection thereto under Rule 462(b) of the Securities Act (the “462(b) Registration Statement”). The 462(b) Registration Statement was filed by the Company with the Commission pursuant to the Securities Act, for the registration of 1,840,000 shares (the “Additional Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”), including shares of Common Stock issuable upon the exercise of an option granted by the Company to the underwriters to purchase shares of Common Stock to cover any over-allotments. This opinion is furnished to you at your request in accordance with the requirements of Item 16 of the Commission’s Form S-1 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

The Shares are being sold by the Company to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters, a form of which has been filed as Exhibit 1.1 to the Initial Registration Statement (the “Underwriting Agreement”).

We have examined signed copies of the Initial Registration Statement filed with the Commission, the 462(b) Registration Statement and the form of Underwriting Agreement. We have also examined and relied upon resolutions of the Board of Directors of the Company or committees thereof, the Certificate of Incorporation and bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Additional Shares, to register and qualify the Additional Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Additional Shares, upon issuance, shall be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Jones & Keller, P.C.